Exhibit 99.1

For Further Information Contact

Eddie Northen (404) 888-2242

FOR IMMEDIATE RELEASE

ROLLINS, INC. ACQUIRES LARGEST INDEPENDENT PEST CONTROL PROVIDER IN AUSTRALIA

ATLANTA, July 1, 2020 - Rollins, Inc. (NYSE: ROL), a premier global consumer and commercial service company, announced today that one of its Australian subsidiaries has acquired Adams Pest Control Pty Ltd, the largest independent pest control provider in Australia. This acquisition solidifies Rollins’ national coverage in Australia. Adams Pest Control will join the Orkin Australia portfolio of brands alongside Allpest, Murray Pest Control, Scientific Pest Management and Statewide Pest Control.

Adams Pest Control has a long-established history in Australia, beginning in 1944. Not only do they have over 75 years of experience in all aspects of general pest control and wildlife control, they are a market leader in the greater Melbourne and Adelaide areas. Peter Taylor, Director and General Manager of Adams Pest Control, will be joining the Orkin Australia team with the acquisition.

Matt Turek, Division President of Orkin Canada, Australia and Asia, states, “I am thrilled to have Adams Pest Control join our family of brands in Australia. Their long history of exceptional customer service is a great compliment to Orkin’s growing portfolio of business throughout Australia.”

About Rollins

Rollins, Inc. is a premier global consumer and commercial services company. Through its family of leading brands, Orkin, HomeTeam Pest Defense, Clark Pest Control, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, The Industrial Fumigant Company, Trutech, Orkin Australia, Waltham Services, OPC Services, PermaTreat, Rollins UK, Aardwolf Pestkare, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in North America, South America, Europe, Asia, Africa, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.clarkpest.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com, www.cranepestcontrol.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about Adams Pest Control joining the Orkin Australia portfolio of brands, Rollins’ national coverage in Australia and Peter Taylor joining the company upon completion of the acquisition. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, the extent and duration of the coronavirus (COVID-19) pandemic and its potential impact on the financial health of the Company’s business partners, customers, supply chains and suppliers, global economic conditions and capital and financial markets; economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; changes in various government laws and regulations, including environmental regulations; and the impact of the U. S. Government shutdown. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2019.

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